KPMG[LOGO]

          Financial Center, Suite 1200                 Telephone 205 324 2495
          Birmingham, AL 35203                         Fax 205 324 3084



The Board of Directors
Synovus Financial Corp.
Suite 301, One Arsenal Place
901 Front Avenue
Columbus, GA  31901

We consent to the use of our tax opinion included herein as regards the merger of Community Financial Group, Inc. and Synovus Financial Corp. and to the reference to our firm under the heading of "Experts" and "Tax Opinion" in the prospectus.




Birmingham, Alabama
June 11, 2002


/s/KPMG LLP














                                        Exhibit 23.3